EXHIBIT 99.1

Photo Release -- 3D Systems Acquires LayerWise, Extending Its Global Leadership in Advanced Metal 3D Printing, On-Demand Parts Manufacturing Services and Personalized Medical Devices

- Accelerates Adoption through Complementary Sales Channels

- Enhances 3DS' Metal Printing and Manufacturing Service Capabilities

- Expands 3DS' IP, Technology Platform and Medical Device Productions

- Extends 3DS' Direct Metal Printer Expertise and Product Portfolio

- Expected to be Immediately Accretive to Cash Generation

ROCK HILL, S.C., Sept. 3, 2014 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) announced today that it has acquired Belgium-based LayerWise, a leading provider of advanced direct metal 3D printing and manufacturing services. LayerWise delivers quick-turn, 3D-printed metal parts, manufactured on its own proprietary line of direct metal 3D printers, for aerospace, high-precision equipment and medical and dental customers. The transaction is expected to be immediately accretive to 3DS' cash generation. The terms of the transaction were not disclosed.

A photo accompanying this release is available at http://www.globenewswire.com/newsroom/prs/?pkgid=27416

"We are delighted to integrate our proprietary direct metal technology and processes into 3D Systems' leading portfolio of products and services," said Jonas Van Vaerenbergh, one of LayerWise's founders. "With its culture of continuous innovation dating back to its founder Chuck Hull, the inventor of the first 3D printing technology, and its commitment to advancing direct metal 3D technology and medical device services, 3DS is the perfect fit for our company and strengthens our combined growth potential."

Since 2008, LayerWise has designed and built its own direct metal 3D printers. Its proprietary powder-to-solid metal printers can produce functional metal parts at convincing production scale. LayerWise's direct metal printers deliver relative part density of up to 99.98% and match conventional metals mechanical properties, at substantial unit weight reduction. These capabilities have led to rapid adoption of LayerWise manufacturing services by medical device, transportation and precision equipment customers for whom weight-reduction, strength and accuracy are paramount.

"The addition of LayerWise, with its award-winning direct metal printing technology, automated manufacturing processes at convincing scale and leading medical devices services, extends our first mover advantage in these high-growth areas substantially, to the immediate benefit of our aerospace, automotive and medical device customers," said Avi Reichental, President and CEO, 3DS.

LayerWise will operate under the continued leadership of co-founders Jonas Van Vaerenbergh and Peter Mercelis and immediately pursue new projects in its high-end target markets, taking full advantage of the global market leadership of 3DS by leveraging the combined resources and expertise to advance the entire portfolio further and faster.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company, The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems

3D Systems is pioneering 3D printing for everyone. 3DS provides the most advanced and comprehensive 3D design-to-manufacturing solutions including 3D printers, print materials and cloud sourced custom parts. Its powerful digital thread empowers professionals and consumers everywhere to bring their ideas to life in material choices including plastics, metals, ceramics and edibles. 3DS' leading healthcare solutions include integrated 3D planning and printing for personalized surgery and patient specific medical and dental devices. Its democratized 3D design and inspection products embody the latest perceptual, capture and touch technology. Its products and services replace and complement traditional methods with improved results and reduced time to outcomes. These solutions are used to rapidly design, create, communicate, plan, guide, prototype or produce functional parts, devices and assemblies, empowering customers to manufacture the future.

Leadership Through Innovation and Technology

  3DS invented 3D printing with its Stereolithography (SLA) printer and was the first to commercialize it in 1989.
  3DS invented Selective Laser Sintering (SLS) printing and was the first to commercialize it in 1992.
  3DS invented the Color-Jet-Printing (CJP) class of 3D printers and was the first to commercialize 3D powder-based systems in 1994.
  3DS invented Multi-Jet-Printing (MJP) printers and was the first to commercialize it in 1996.
  3DS Medical Modeling pioneered virtual surgical planning (VSP) and its services are world-leading, helping many thousands of patients on an annual basis.

Today its comprehensive range of 3D printers is the industry's benchmark for production-grade manufacturing in aerospace, automotive, patient specific medical device and a variety of consumer, electronic and fashion accessories.

More information on the company is available at www.3DSystems.com.

About LayerWise

As a pioneer in the direct metal printing process, LayerWise is the leading company for 3D printing of high-quality metal parts in serial production. The focus is on creating added value for its customers, by implementing LayerWise' proprietary metal 3D print solutions and engineering know-how to increase the efficiency and performance of the products. LayerWise achieves this by offering co-engineering and full production and finishing services in many high quality metal alloys. Besides high-tech industries, LayerWise has strong presence in the medical and dental industries where LayerWise manufactures revolutionary orthopedic, maxillofacial and dental prostheses.

More information is available at www.layerwise.com

CONTACT: Investor Contact:
         Stacey Witten
         Email: Stacey.Witten@3dsystems.com

         Media Contact:
         Alyssa Reichental
         Email: Press@3dsystems.com